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                                                                   Exhibit 10.23

                   AMENDMENT NUMBER ONE TO SERVICES AGREEMENT
                   ------------------------------------------

This Amendment ("Amendment") is entered into as of March 21, 2002, and amends the Services Agreement made as of December 21, 2001 (the "Effective Date"), between Ceridian Corporation, a Delaware Corporation, for itself and through its direct or indirect wholly owned subsidiaries including Ceridian Benefits Services, Inc. (collectively, "Ceridian"); and USI Insurance Services Corporation, a Delaware Corporation, for itself and through its various subsidiaries including USI Administrators, Inc. ("USIA"), USI Consulting Group, Inc. ("USICG") and USI Retirement Services, Inc.("USIRS") (collectively, "USI") (the "Agreement").

WHEREAS Ceridian and USI wish to amend the Agreement;

THEREFORE, for mutual consideration, the receipt and sufficiency of which are acknowledged, Ceridian and USI agree:

1. The first paragraph of the Agreement is amended to delete "USI Administrators, Inc. ("USIA")" in the first sentence. A second sentence is added to the first paragraph to read in its entirety:

     The parties recognize that USI's wholly-owned subsidiary USI
     Administrators, Inc. ("USIA"} shall not be a party to, or affected by, this Agreement.

2.   Section 2(d) is amended to read in its entirety:

          Intentionally Omitted.

3.   A new Section 2(e) is added, to read in its entirety:

     (e) Study and Implementation Fees: Notwithstanding anything to the contrary contained in Section 3, within five (5) days of delivery of Ceridian's invoice to USI, USI Shall pay Ceridian One Million Three Hundred Thousand Dollars ($1,300,000) for reimbursement of certain costs incurred by Ceridian in the study of and initial implementation of the service arrangements provided pursuant to this Agreement.

4.   In the seventh line of Section 4, the word "nine" is changed to "fifteen".

5.   Section 5(a) is amended to read in its entirety:

     (a) The parties recognize that Ceridian will incur significant conversion costs in the performance of this Agreement, which the parties agree for the

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          purposes of this paragraph to be Eight Hundred Seventy-Two Thousand
          Dollars ($872,000) for Retirement Plan Services (the "Retirement Plan Conversion Charge").

6.   Section 5(b)(i) is amended to read in its entirety:

          Intentionally Omitted.

7.   Section 5(b)(ii) is amended to read in its entirety:

          Intentionally Omitted.

8.   Section 5(b)(iii) is amended to read in its entirety:

          (iii)for any and each two calendar quarter period, measured at the end of the third calendar quarter of 2003, and the first and third calendar quarters of each year thereafter through the two calendar quarter period ending in the third quarter of 2006 (each, a "Measuring Period"), in the event that the amount of fees (service fees and sub-TA fees) billed to USI for Retirement Plan Services performed during the Measuring Period falls below Two Million Six Hundred Seventy Thousand Two Hundred Seventy-Five Dollars ($2,670,275), Ceridian shall be entitled to invoice USI pursuant to the provisions of Section 3 in the following amounts:

               (A) if fees billed are below Two Million Three Hundred Fifty-Six Thousand One Hundred Twenty-Five Dollars ($2,356,125), fourteen and twenty-eight hundredths percent (14.28%) of the Retirement Plan Conversion Charge;

               (B) if fees billed are from Two Million Three Hundred Fifty-Six Thousand One Hundred Twenty-Five Dollars ($2,356,125) to Two Million Six Hundred Seventy Thousand Two Hundred Seventy-Five Dollars ($2,670,275), seven and fourteen one hundredths percent (7.14%) of the Retirement Plan Conversion Charge;

               (C) provided, however, that in no instance shall the aggregate fees charged to USI pursuant to this subsection 5(b)(iii) exceed one hundred percent (100%) of the Retirement Plan Conversion Charge.

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9.   Section 10(d) is amended by deleting the words "the amounts of the COBRA
     Conversion Charge, the FSA Conversion Charge and".

10. In the Annexes to the Agreement, all references to "USIA" are amended to say "USI".

11.  In all other respects the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed and delivered this Amendment Number One to Services Agreement.

CERIDIAN CORPORATION


By:    /s/ A. Reid Shaw
   -------------------------------------
Name:  A. Reid Shaw
Title: VP. and Asst. Sec.


USI INSURANCE SERVICES CORPORATION


By:    /s/ ERNEST NEWBORN
   -------------------------------------
Name:  ERNEST NEWBORN
Title: SENIOR VICE PRESIDENT

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